UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
November 13, 2025
Date of Report (Date of earliest event reported)
 Planet Fitness, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 Liberty Lane West
Hampton, NH 03842
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (603) 750-0001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 Par Value	PLNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01	Regulation FD Disclosure.
On November 13, 2025, Planet Fitness, Inc. (the “Company”) issued a press release outlining the key points and topics it intends to discuss at its previously announced investor day on November 13, 2025, which is expected to begin at approximately 10:00 AM EST. A live broadcast and on-demand replay of the event will be available online at https://investor.planetfitness.com. The investor presentation and press release are also available online at https://investor.planetfitness.com. Information appearing on https://investor.planetfitness.com is not a part of, and is not incorporated by reference in, this Current Report on Form 8-K. A copy of this press release and the investor presentation are being furnished as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference, respectively.
In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1 and 99.2, shall be deemed furnished and not filed for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated November 13, 2025
99.2	2025 Investor Day Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Jay Stasz
Name: Title:	Jay Stasz Chief Financial Officer
Dated: November 13, 2025